UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 8, 2019

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas		76116
(Address of principal executive offices)		(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sergei Krylov - Appointment to Chief Executive Officer

As previously disclosed, on April 8, 2019, the Board of Directors (the “Board”) of Approach Resources Inc. (the “Company”) appointed Sergei Krylov as the Company’s Chief Executive Officer.  Mr. Krylov succeeds J. Ross Craft, who resigned from the Company (see below).  Mr. Krylov, age 41, has served as Executive Vice President and Chief Financial Officer since joining the Company in January 2014.  He retains his duties as Chief Financial Officer.

Troy A. Hoefer -- Assumption of Principal Operating Officer Function

On April 10, 2019, Troy A. Hoefer, the Company’s Senior Vice President – Engineering, assumed the additional duties for management of the Company’s production and drilling operations following the resignation of Qingming Yang (see below).  As a result, for purposes of Form 8-K, Mr. Hoefer may be considered to perform functions similar to those of a principal operating officer.  Mr. Hoefer, age 54, has served as Senior Vice President – Engineering since October 2015; until then he served as Vice President – Reservoir Engineering upon joining the Company in June 2013.

J. Ross Craft Separation and Consulting Agreements

As previously disclosed, on April 8, 2019, J. Ross Craft resigned as Chief Executive Officer and from the Board, including the position of Chairman of the Board, effective immediately.  His resignation from the Board was not a result of a disagreement with the Company or on any matter relating to the Company’s operations, policies or practices.

Mr. Craft and the Company entered into a Separation Agreement (the “Craft Separation Agreement”), dated April 8, 2019 (the “Craft Separation Date”).  In connection with his resignation and termination of employment of all positions with the Company and any of its affiliates on the Craft Separation Date, Mr. Craft will be entitled to payment from the Company for accrued but unpaid obligations for periods prior to the Craft Separation Date, including base salary, earned but unused vacation, and approved but unreimbursed business expenses.  Mr. Craft agreed to certain waivers and releases of claims for the Company’s benefit.  Mr. Craft also agreed that the Craft Separation Agreement does not affect the Company’s rights, and Mr. Craft’s obligations and restrictions, under confidentiality, non-compete and non-solicitation provisions of his amended and restated employment agreement with the Company dated January 1, 2011, and it was agreed that the period of non-compete and non-solicitation would be a six months and one year period, respectively, following the Craft Separation Date.

Mr. Craft and the Company also entered into a Consulting Agreement on the Craft Separation Date (the “Craft Consulting Agreement”), which becomes effective on April 16, 2019 (the “Craft Effective Date”), provided that he does not earlier revoke the Craft Separation Agreement.  Pursuant to the Craft Consulting Agreement, the Company is engaging Mr. Craft, as an independent contractor, for a period of six months to provide services to the Company to facilitate the transition of Mr. Craft’s former duties as Chief Executive Officer to such employee(s) of the Company who assume such duties, as requested by the Chief Executive Officer of the Company and/or Board of Directors of the Company from time to time.  In consideration for the performance of such services, Mr. Craft will be paid a one-time retainer of $1.8 million within 15 business days after the Craft Effective Date, subject to any amounts required to be withheld for taxes.  He also will be entitled to reimbursement for certain business expenses incurred in performing such services.

The foregoing are brief descriptions of certain terms and conditions of the Craft Separation Agreement and the Craft Consulting Agreement, and are qualified in their entirety by reference to the complete terms and conditions in the Craft Separation and Craft Consulting Agreements, respectively, which will be included as an exhibit to a future Company filing with the SEC.

Qingming Yang Separation and Consulting Agreements

On April 10, 2019, Qingming Yang resigned as the President and Chief Operating Officer of the Company, effective immediately.  Mr. Yang and the Company entered into a Separation Agreement (the “Yang Separation Agreement”), dated April 10, 2019 (the “Yang Separation Date”).  In connection with his resignation and termination of employment of all positions with the Company and any of its affiliates on the Yang Separation Date, Mr. Yang will be entitled to payment from the Company for accrued but unpaid obligations for periods prior to the Yang Separation Date, including base salary, earned but unused vacation, and approved but unreimbursed business expenses.  Mr. Yang agreed to certain waivers and releases of claims for the Company’s benefit.  Mr. Yang also agreed that the Yang Separation Agreement does not affect the Company’s rights, and Mr. Yang’s obligations and restrictions, under confidentiality, non-compete and non-solicitation provisions of his amended and restated employment with the Company dated January 24, 2011 and any amendments thereto, and it was agreed that the period of non-compete and non-solicitation would be a six months and one year period, respectively, following the end of the Service Period (as defined below).

Mr. Yang and the Company also entered into a Consulting Agreement on the Yang Separation Date (the “Yang Consulting Agreement”), which becomes effective on April 18, 2019 (the “Yang Effective Date”), provided that he does not earlier revoke the Yang Separation Agreement.  Pursuant to the Yang Consulting Agreement, the Company is engaging Mr. Yang, as an independent contractor, for a period of six months (the “Service Period”) to provide services to the Company to facilitate the transition of Mr. Yang’s former duties as the President and Chief Operating Officer to such employee(s) of the Company who assume such duties, as requested by the Chief Executive Officer of the Company and/or Board of Directors of the Company from time to time.  In consideration for the performance of such services, Mr. Yang will be paid a one-time retainer of $963,458 within 15 business days after the Yang Effective Date, subject to any amounts required to be withheld for taxes.  He also will be entitled to reimbursement for certain business expenses incurred in performing such services.

The foregoing are brief descriptions of certain terms and conditions of the Yang Separation Agreement and the Yang Consulting Agreement, and are qualified in their entirety by reference to the complete terms and conditions in the Yang Separation and Yang Consulting Agreements, respectively, which will be included as an exhibit to a future Company filing with the SEC.

J. Curtis Henderson Separation Agreement

On April 8, 2019, J. Curtis Henderson, the Company’s Chief Administrative Officer and Corporate Secretary, entered into a Separation Agreement (the “Henderson Separation Agreement”) with the Company, which becomes effective on April 16, 2019 (the “Henderson Effective Date”), provided that he does not earlier revoke it.  As previously disclosed, on April 8, 2019, Mr. Henderson resigned as Corporate Secretary and all other positions with the Company and any of its affiliates, except for Chief Administrative Officer.  Mr. Henderson will continue to provide services to the Company as its Chief Administrative Officer and such additional duties as set forth in the Henderson Separation Agreement for a term (the “Term”) that ends no later than six months after the Henderson Effective Date, at which time Mr. Henderson’s employment will end (the “Henderson Separation Date”).  In consideration for his employment during the Term, the Company will pay Mr. Henderson an aggregate of $815,000 (an initial payment of $407,500 and the remaining balance in six equal monthly installment payments during the six months period following the Henderson Effective Date), subject to any amounts required to be withheld for taxes.  These payments supersede Mr. Henderson’s existing compensation arrangements under his employment agreement.

Pursuant to the Henderson Separation Agreement, Mr. Henderson will be entitled to payment from the Company for accrued but unpaid obligations, including base salary through the Henderson Effective Date, earned but unused vacation and approved but unreimbursed business expenses.  Mr. Henderson agreed to certain waivers and releases of claims for the Company’s benefit.  Mr. Henderson also agreed that the Henderson Separation Agreement does not affect the Company’s rights, and Mr. Henderson’s obligations and restrictions, under confidentiality, non-compete and non-solicitation provisions of his employment agreement with the Company dated January 1, 2011, as amended, and it was agreed that the period of non-compete and non-solicitation would be a six months and one year period, respectively, following the Henderson Separation Date.

The foregoing are brief descriptions of certain terms and conditions of the Henderson Separation Agreement and are qualified in their entirety by reference to the complete terms and conditions in the Henderson Separation Agreement, which will be included as an exhibit to a future Company filing with the SEC.

Item 7.01 Regulation FD Disclosure.

On April 9, 2019, the Company issued a press release discussing changes to the Company’s executive management team. A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01, including the attached, referenced exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended except as otherwise expressly stated in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Approach Resources Inc.

By:	/s/ Josh E. Dazey
Josh E. Dazey
Vice President – General Counsel

Date:  April 10, 2019

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